                                                                    Exhibit 10.7

                        MERCHANT TRANSACTION PROCESSING
                        -------------------------------
                                   AGREEMENT

Associate:           Chain:       MID#:       DDA#:        MCC Code:        Date Rec'd
          ----------       ------      ------      -------          -------            -------

                                   AGREEMENT

By their execution hereof, the undersigned PARTIES hereby agree to the terms, conditions, and provisions of the documents, agreements, and rules which are included herein, which shall become effective as provided. All of the documents contained are called the "AGREEMENT."

The following documents are attached hereto:

Processing Terms..........................................  pp. 1 - 7
Terminal Rental Agreement (included: / / Y  / / N)........  pp. 8 - 9
Guarantee.................................................  pp. 10
Rules.....................................................  pp. 11 - 20

The following documents are included herein and are located in the inside front cover of this packet:

Merchant Application

Funds Transfer Instructions

Schedule of Applicable Fees

POS Information

Purchasing Card Information

--------------------------------------------------------------------------------
BY ITS EXECUTION HEREOF, MERCHANT ACKNOWLEDGES RECEIPT OF THE DOCUMENTS LISTED ON THIS PAGE. ALL INFORMATION CONTAINED ON THIS APPLICATION WAS COMPLETED OR SUPPLIED BY ALL CONTRACTING PARTIES. MERCHANT ACCEPTS ALL CONTRACTUAL ASPECTS
OF THE AGREEMENT. MERCHANT UNDERSTANDS THAT THIS AGREEMENT SHALL NOT TAKE EFFECT UNTIL SIGNED BY FIRST NATIONAL BANK OF OMAHA.
--------------------------------------------------------------------------------
IN WITNESS WHEREOF THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED BY THEIR DULY AUTHORIZED REPRESENTATIVES EFFECTIVE ON THE DATE SIGNED BY FNBO.

MERCHANT: CyberGold, Inc.               FIRST NATIONAL BANK OF OMAHA

Signature: /s/ MARY K. GLAESER          Signature:
          -------------------------               ------------------------
Name: /s/ Mary K. Glaeser               Name:
     ------------------------------          -----------------------------
Date: 6/17/97                           Date:
     ------------------------------          -----------------------------

--------------------------------------------------------------------------------

THE UNDERSIGNED AGREES TO THE TERMS OF            THE UNDERSIGNED AGREES TO THE
THE TERMINAL RENTAL AGREEMENT:                    TERMS OF THE GUARANTEE.

SPC, INC.                                         GUARANTOR:
                                                            --------------------------------
Signature:                                        By:
          -----------------------------              ---------------------------------------
Name:                                             Social Security or Tax ID:
     ----------------------------------                                     ----------------
Date:                                             Address:
     ----------------------------------                   ----------------------------------
                                                  City:
                                                       -------------------------------------
                                                  State:              Zip Code:
                                                        ------------           -------------

                                PROCESSING TERMS

This AGREEMENT shall become effective on the date executed by a duly authorized representative of FNBO. FNBO and MERCHANT shall be collectively known as the "PARTIES."

     A. WHEREAS FNBO is a Member of VISA U.S.A., Inc. ("VISA") and MasterCard International, Inc. ("MASTERCARD") and provides transaction processing and other services, ("SERVICES"), in relation to financial services cards ("CARDS") issued by VISA, MASTERCARD and other financial service card organizations, including debit point of sale networks ("DEBIT POS NETWORKS"). VISA, MASTERCARD, DEBIT POS NETWORKS, and the other financial service card organizations shall be collectively known as "ASSOCIATIONS;"

     B. WHEREAS MERCHANT, in furtherance of its business operations, wishes to accept debit and credit CARDS issued by the ASSOCIATIONS and have FNBO process the resulting transactions ("SALES") pursuant to the terms and conditions set out below. For purposes of this AGREEMENT, debit transactions, ("DEBIT"), shall mean those transactions processed on a DEBIT POS NETWORK, in an on-line real time environment requiring the entry of a personal identification number, ("PIN");

     C. WHEREAS MERCHANT desires to be sponsored as a participant in certain DEBIT POS NETWORKS, under the terms of the rules and regulations of each such DEBIT POS NETWORK;

     D. WHEREAS ASSOCIATIONS and FNBO each have adopted rules and regulations relating to all aspects of SALES processing. Such rules and regulations, as amended from time to time, are incorporated by this reference herein and shall be referred to as the "RULES."

     E. WHEREAS MERCHANT understands that this is an agreement for transaction processing and that the fees for the services herein are calculated based on the term of this AGREEMENT, the number of transactions processed, and the method of processing.

NOW THEREFORE, in consideration of the mutual promises made herein and other valuable consideration, receipt and sufficiency of which are hereby acknowledged, the PARTIES do hereby agree as follows:

1.   GENERAL:

1.1 The CARDS designated herein will be processed under the terms and conditions of AGREEMENT as long as FNBO is contractually permitted to offer such SERVICES by the respective ASSOCIATIONS.

1.2 MERCHANT agrees to submit all SALES from CARDS accepted in MERCHANT's business as defined in the Application, under Business Profile and Assumptions, for processing, ("BUSINESS"), to FNBO in accordance with the RULES and pursuant to the terms of this AGREEMENT.

1.3 MERCHANT agrees that this AGREEMENT is confidential and will not disclose it to any third party without the prior written consent of FNBO.

1.4 MERCHANT and FNBO agree to abide by the RULES. FNBO and ASSOCIATIONS may from time to time amend the RULES or operating procedures related to SALES and SERVICES to be effective upon thirty (30) days written notice to MERCHANT.

1.5 MERCHANT has been supplied with the RULES and by signing AGREEMENT, acknowledges that it has received and understands them.

1.6 Submission by MERCHANT of SALES at any time after seven (7) days from the date of distribution of amended RULES to MERCHANT's address for processing statements, shall be evidence that MERCHANT has received the amended RULES and has agreed to abide by them.

2.    SPECIFIC OPERATING PROCEDURES:

2.1 MERCHANT agrees that it will comply with all CARD Acceptance Procedures in RULES for each SALE, including, but not limited to the following:

      2.1.1 MERCHANT agrees that it will obtain and record a valid positive authorization for all SALES in accordance with the RULES before submitting them to FNBO for processing; and

      2.1.2 MERCHANT must be able to prove, by evidence of a terminal capture of a magnetic stripe or signed sales draft showing imprint of the CARD, that the CARD was present at the time of SALE, unless specifically set up for Mail Order and Telephone Order ("MO/TO") transactions.

2.2 MERCHANT may participate in such DEBIT POS NETWORKS as are set forth in the Schedule Of Applicable Fees. Additional DEBIT POS NETWORKS may be available from time to time. FNBO does not warrant the continuing availability of any DEBIT POS NETWORK.

2.3 MERCHANT agrees to accept valid CARDS of each of the DEBIT POS NETWORKS selected without discrimination and will not impose purchase minimums, maximums, or surcharges, unless specifically allowed by the DEBIT POS NETWORKS. MERCHANT agrees to comply with the rules, regulations, procedures, fees, assessments, penalties, and other obligations of each DEBIT POS NETWORK, as from time to time are in effect.

2.4 FNBO may provide MERCHANT access through MERCHANT's terminals to the DEBIT POS NETWORKS if agreed to by MERCHANT herein.

2.5 MERCHANT realizes that there are no voice authorizations for DEBIT transactions.

3.    PAYMENT OF SUMS DUE:

3.1. MERCHANT agrees to pay FNBO the fees as set out in the Schedule of Applicable Fees and other sums owed to FNBO, including but not limited to all disputed transactions ("CHARGEBACKS"), (collectively "FEES") for SERVICES as set forth in this AGREEMENT as amended from time to time.

3.2 As set our in the Schedule of Applicable Fees, discount ("DISCOUNT") is a transaction charge for SALES submitted by MERCHANT and generally includes "Processing," "Authorizations," "Assessments," and "Interchange." Assessments and Interchange are the standard fees that the ASSOCIATIONS charge for the clearing of SALES transactions and are subject to change by the ASSOCIATIONS; FNBO has no direct control over these fees. Any adjustment in Interchange and Assessments by the ASSOCIATIONS may result in an adjustment in the DISCOUNT charged to MERCHANT. FNBO will notify MERCHANT of any change in FEES caused by action of ASSOCIATIONS, in writing, prior to any such change becoming effective. Notice to MERCHANT of any change in FEES caused by ASSOCIATIONS may be less than thirty (30) days.

3.3 DISCOUNT is quoted by FNBO based on the information supplied by MERCHANT in the Application under the Business Profile and Assumptions, ("ASSUMPTIONS"). MERCHANT agrees that the FEES are based on the term of this AGREEMENT, the ASSUMPTIONS, and the method of processing. MERCHANT agrees that the ASSUMPTIONS are material facts in the calculation of the DISCOUNT and other FEES. MERCHANT agrees that if the ASSUMPTIONS are shown to be incorrect, FNBO may amend FEES as set out herein to reflect such change. MERCHANT agrees to pay such amended FEES.

3.4 The FEES may be amended by FNBO on thirty (30) days written notice to MERCHANT unless provided otherwise herein.

3.5 MERCHANT understands that FNBO is in no way financially responsible for CHARGEBACKS. Failure to comply with the RULES will increase MERCHANT's exposure to CHARGEBACKS. MERCHANT's obligation to pay chargebacks shall survive the termination or expiration of AGREEMENT.

3.6 In the event that ASSOCIATIONS should levy a fine or penalty or assess a charge to FNBO as a result of MERCHANT's SALES or CHARGEBACK activity, MERCHANT agrees to pay such fines, penalties, or charges, and any administrative fees associated with such fines, penalties, or charges.

3.7 MERCHANT shall establish a designated account ("DESIGNATED ACCOUNT") for the credit and debit of sums between the PARTIES. MERCHANT agrees to maintain a positive balance in the DESIGNATED ACCOUNT and to deposit funds so that the balance required by FNBO is maintained. If AGREEMENT is terminated for any reason, the DESIGNATED ACCOUNT shall be maintained for a minimum period of six months in order to secure the obligations of MERCHANT hereunder unless otherwise agreed in writing by the PARTIES hereto.

3.8 FNBO agrees to pay MERCHANT for SALES less FEES owed to FNBO by MERCHANT. FNBO shall deduct FEES from income transactions or debit the same from MERCHANT's DESIGNATED ACCOUNT.

3.9 In the event that FNBO invoices MERCHANT for any FEES and MERCHANT does not pay such sums within thirty (30) days from date of receipt of invoice, FNBO will charge, and MERCHANT agrees to pay, a late fee of one and one-half percent (1.5%) on the balance outstanding on the unpaid invoices accruing on a monthly basis.

3.10 If MERCHANT breaches AGREEMENT or if FNBO identifies suspicious or irregular activity related to SALES, FNBO may refuse to process SALES and/or may hold funds pending the cure of such breach or resolution of such activity.

3.11 Electronic Authorizations are the number of authorizations requested per month which exceed one hundred percent (100%) (unless a different authorization percentage is provided for in the ASSUMPTIONS) of the number of VISA and MASTERCARD SALES transactions processed in that month. In the event MERCHANT pays the per item authorization fee this section does not apply.

3.12 Voice Authorizations are the number of Voice Authorizations requested per month of the number of VISA and MASTERCARD transactions processed in that month.

3.13 Voice Assisted Class are considered to be any call to the Voice Authorization Center for any reason other than a Voice Authorization.

3.14 In the event AGREEMENT is terminated early for any reason other than set out in paragraph 5.1, 5.2.1, 5.2.2, MERCHANT agrees to pay FNBO a liquidated damages sum ("LIQUIDATED DAMAGES") to be determined by computing the number of months remaining from the effective date of termination to the end of the current term of this AGREEMENT and multiplying that number by fifty-five dollars ($55.00). MERCHANT and FNBO agree that the damages suffered by FNBO as a result of such early termination would be extremely difficult to calculate with precision. For that reason, the PARTIES agree that the LIQUIDATED DAMAGES should be computed as set forth above.

3.15 MERCHANT agrees that LIQUIDATED DAMAGES shall also be due to FNBO if MERCHANT discontinues submitting SALES for processing during the term of AGREEMENT.

3.16 In the event of a termination of this AGREEMENT, MERCHANT shall pay FNBO all costs of deconversion, including but not limited to, costs of communication and attorney's fees of FNBO's counsel.

3.17 In the event FNBO takes any action against MERCHANT to collect any FEES or monies due FNBO from MERCHANT, MERCHANT agrees to pay all costs of collection, including but not limited to, attorney's fees, to the extent allowed by law.

4.   TERM OF AGREEMENT:

4.1 The initial term of this AGREEMENT shall be for the term of three (3) years (the "INITIAL TERM") commencing on the date this AGREEMENT is executed by an authorized agent of FNBO.

4.2 At the expiration of the INITIAL TERM, this AGREEMENT will automatically renew for successive one (1) year periods ("RENEWAL TERM") unless terminated as set out below.

5.   TERMINATION OF AGREEMENT:

5.1 This AGREEMENT, except for any included terminal rental agreement, may be terminated by FNBO at any time effective upon thirty (30) days written notice.

5.2  This AGREEMENT may be terminated by MERCHANT as follows:

     5.2.1 Upon FNBO's default of any material obligation to MERCHANT thereunder and the failure of FNBO to cure such default within thirty (30) days after written notice of such default; or

     5.2.2 Upon written notice of non-renewal at least thirty (30) days prior to the commencement of any RENEWAL TERM; or

     5.2.3 On thirty (30) days written notice of termination accompanied by payment to FNBO of the LIQUIDATED DAMAGES due at that time.

5.3 In order to protect the ASSOCIATIONS and FNBO, FNBO may terminate this AGREEMENT effective immediately for any of the following reasons:

     5.3.1 In the event of insolvency, receivership or voluntary or involuntary bankruptcy; or in the event of an assignment of any of MERCHANT's assets for the benefit of MERCHANT's property creditors, or in the event that any part of MERCHANT's property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released within thirty (30) days thereafter; or

     5.3.2  If MERCHANT fails to pay any FEES when due; or

     5.3.3 If MERCHANT has misrepresented or omitted any material information provided to FNBO; or

     5.3.4  If MERCHANT is in breach of the RULES; or

     5.3.5 If MERCHANT, after FNBO's request, fails to send copies of SALES drafts to FNBO; or

     5.3.6 If MERCHANT submits for processing SALES that were not originated as a result of a direct SALE transaction between a cardholder and MERCHANT in the normal course of business ("LAUNDERING"); or

     5.3.7 If the number of CHARGEBACKS experienced by MERCHANT in any one month exceed one percent (1%) of the number of SALES in that or any prior month; or

     5.3.9  In the event of a material change of BUSINESS; or

     5.3.10 In the event that MERCHANT, its principal, or associated parties, is identified by the ASSOCIATIONS under any program designed to monitor merchants; or

     5.3.11 If MERCHANT is inactive for ninety (90) days and is not a seasonal MERCHANT; or

     5.3.12 In the event that Guarantor (if designated) shall give notice of its intention to withdraw the Guarantee.

5.4. Upon the notice of termination or expiration of the AGREEMENT, FNBO is entitled to retain sufficient funds to cover anticipated FEES. In the event that there is not enough money retained to cover the anticipated FEES, FNBO may require MERCHANT to deposit sufficient funds. This sum will be retained by FNBO for a period of one hundred eighty (180) days, plus the period of any warranty or guarantee on goods and/or services sold by MERCHANT and processed as SALES, from the date of the last SALE processed by MERCHANT under AGREEMENT. FEES due to FNBO received during this period will be debited from this sum. At the end of the period defined above FNBO will release to MERCHANT the balance of the sums retained, net of any FEES that are then being processed or disputed.

6.   BANKRUPTCY:

6.1 It is not the intention of the PARTIES that FNBO remain obligated to continue processing SALES in the event of a Bankruptcy filing by MERCHANT. Upon filing voluntary or involuntary bankruptcy proceedings by or against MERCHANT, MERCHANT must notify FNBO in writing within five (5) days. Notification must be sent by certified mail to FNBO at the address for NOTICES set out herein.

6.2 Credits to MERCHANT's DESIGNATED ACCOUNT and other payments to MERCHANT are provisional and the PARTIES agree that AGREEMENT is a contract whereby FNBO is extending financial accommodations to MERCHANT within the meaning of Section 365 of the Bankruptcy Code as amended from time to time. The right or MERCHANT to receive any amounts due or to become due from FNBO is expressly subject and subordinate to the CHARGEBACKS, setoff, lien, and security interest rights of FNBO under this AGREEMENT without regard to whether such CHARGEBACKS, setoff, lien, and/or security interest rights are being applied to claims that are liquidated, unliquidated, fixed, contingent, matured, or unmatured.

7.   INFORMATION AND DOCUMENTATION:

7.1 MERCHANT agrees to comply with all requests for information and documentation regarding SALES and CARDS processed under AGREEMENT within the time period stated by FNBO in its request.

7.2 Upon FNBO's request MERCHANT shall provide FNBO with current financial statements in a format acceptable to FNBO.

7.3 MERCHANT understands that credit reports of principal(s) of MERCHANT will be requested and authorizes the same, on behalf of itself and those parties. MERCHANT authorizes parties contacted by FNBO, or any of its affiliates, in relation to this AGREEMENT to release the credit information requested by FNBO or any affiliate.

7.4 If the opinion of FNBO, information received or discovered about MERCHANT reflects an adverse change in status, or in the event that any information requested by FNBO is not received, FNBO may withhold the payment for SALES or require a reserve of funds be deposited in an account at FNBO with the deposit established to cover MERCHANT's obligations under AGREEMENT.

7.5 MERCHANT is supplied with monthly reports by FNBO regarding MERCHANT's SALES activity. It is MERCHANT's sole responsibility to report any error or discrepancies detected by MERCHANT in writing to FNBO within ninety
     (90) days following the end of the monthly reporting period. After such period, MERCHANT will be deemed to have accepted the monthly reports as delivered.

8.   PROCESSING RESTRICTIONS:

8.1 MERCHANT understands that FNBO is not responsible for and is not able to provide customer service for the POS devices installed by and/or operated by any Third Party with which MERCHANT has contracted. MERCHANT should contact the Third Party for service in respect of this equipment. MERCHANT shall not allow any Third Party to install, remove, or modify any terminal software application at MERCHANT's location without the express written consent of FNBO. MERCHANT understands and agrees that FNBO can only process SALES that are received by FNBO, and that any Third Party is responsible for ensuring that the SALES are formatted and transmitted to FNBO in accordance with the then current FNBO and ASSOCIATIONS' requirements. MERCHANT also understands and agrees that in the event that a Third Party presents SALES transactions that are not in accordance with the then current ASSOCIATIONS' requirements that the FEES charged to MERCHANT by FNBO may increase.

8.2 MERCHANT agrees that it will not materially change its BUSINESS or the method in which it markets or sells the goods and services of BUSINESS without informing FNBO. FNBO may only process SALES from BUSINESS as defined in the Application.

8.3 In the event actual monthly SALES volume substantially exceeds the projected annual SALES volume as provided in the ASSUMPTIONS and pro-rated to one month, FNBO may, at its option, either refuse to process SALES in excess of such sum and/or process such SALES and retain the proceeds of such SALES until the next month and release such sums to MERCHANT at that time (and count this volume as SALES volume for that month) and/or terminate AGREEMENT; and/or amend this AGREEMENT in a way to ensure that FNBO has security for the increased volume. Such rights of termination and retention of funds are in addition to those already provided for herein.

9    WARRANTIES AND INDEMNITIES:

9.1 MERCHANT understands that FNBO merely provides processing services for SALES and is neither a partner in MERCHANT's business operations nor a guarantor of the receipt by MERCHANT of the proceeds of SALES. Furthermore, FNBO does not guarantee that SALES will not be subject to CHARGEBACKS.

9.2 MERCHANT warrants that it has not been terminated form depositing SALES with any other member of the ASSOCIATIONS.

9.3 MERCHANT warrants that at the time of depositing SALES for processing (i) it has the right to assign such SALES to FNBO and does by this reference assign all its rights, title, and interest to payment for such SALES to FNBO so that FNBO may process SALES under AGREEMENT; (ii) it has no knowledge of any fact that would impair the collectability of the SALES; and (iii) that the SALES represent a valid obligation of the cardholder in the amount indicated for merchandise sold and delivered or services rendered to the cardholder by the MERCHANT only and does not involve any element of credit for any other purpose.

9.4 MERCHANT agrees to indemnify and hold harmless FNBO from and against any claims, demands, or judgments, made or recovered against it and arising out of any breach by MERCHANT of the terms of this AGREEMENT or arising from any act or omission by MERCHANT which violates any applicable federal, state, or local laws, regulations, or the RULES. FNBO may defend on its own any such claims or demands or request MERCHANT to take up such defense. In either event MERCHANT will further indemnify FNBO for reasonable attorneys' fees or any other necessary expenses incurred by FNBO by reason of such defense.

9.5 MERCHANT shall be solely responsible for losses and CHARGEBACKS, incurred as a result of, or arising out of any fraud including LAUNDERING, negligence, or willful misconduct on the part of MERCHANT, or one or more of MERCHANT's employees or agents.

10.  NOTICES:

10.1 All notices required under this AGREEMENT shall be written notices effective, unless otherwise stated in AGREEMENT, upon the earlier of actual receipt thereof or the third (3rd) business day following such notices being deposited postage prepaid in the United States Postal System.

10.2 All notices shall be sent to the following addresses:


10.3 If to FNBO or SPC:
     First National Bank of Omaha.
     One First National Center
     16th & Dodge Street
     P.O. Box 2196
     Omaha, NE 68102
     Attention: Merchant Legal and Compliance

10.4 If to MERCHANT: At the address set out in the Application or such alternative address as designated in writing by MERCHANT.

10.5 Either PARTY may designate alternate addresses by giving the other fourteen (14) days written notice of the change in address.

11.       MISCELLANEOUS:

11.1 FNBO, may from time to time, delegate duties under AGREEMENT without giving notice to MERCHANT, provided, however, that FNBO will remain liable to MERCHANT for any obligations existing under AGREEMENT. Except as expressly provided in AGREEMENT, MERCHANT may not assign its rights or delegate its responsibilities under this AGREEMENT without the prior written consent of FNBO.

11.2 This AGREEMENT and the guarantee contained herein shall be governed by and construed in accordance with the laws of the State of Nebraska. The PARTIES also agree that in the event of any dispute regarding this AGREEMENT, the courts of the State of Nebraska shall have and be vested with personal jurisdiction over the PARTIES.

11.3 No delay or failure by either PARTY to exercise any right under AGREEMENT, and no partial or single exercise of that right, shall constitute a waiver of that right or any other right, unless expressly provided for in AGREEMENT.

11.4 FNBO is not liable or responsible for any failure or delay in performance caused by any Act of God, strikes, flood, fire, war, public enemy, electrical or equipment failure, failures by third PARTIES, or other events beyond its control.

11.5 This AGREEMENT constitutes the entire understandings of the PARTIES and supersedes all prior contracts, agreements, and negotiations between the PARTIES whether verbal or written.

11.6 FNBO shall not be responsible for the costs incurred by MERCHANT in negotiating or implementing this AGREEMENT.

11.7 The obligations of all PARTIES incurred prior to the effective date of termination of AGREEMENT will survive the termination of AGREEMENT. In the event that any portion of AGREEMENT is held invalid or unenforceable for any reason, it is agreed that any invalidity or unenforceability will not affect the remainder of the same and the remaining provisions will remain in full force and effect. The PARTIES agree that any Court of competent jurisdiction may modify any objectionable provision of the AGREEMENT so as to render it valid, reasonable and enforceable.

11.8 This AGREEMENT may be amended or modified by FNBO effective upon thirty (30) days written notice.

11.9 By signing the AGREEMENT, MERCHANT represents that it has the full legal power and authority to enter into performance obligations under AGREEMENT. MERCHANT also represents that the entering into of this AGREEMENT has been duly authorized by MERCHANT, that the signer is a duly authorized signatory for the MERCHANT and that this AGREEMENT constitutes a legal, valid, and binding obligation of MERCHANT and is enforceable against MERCHANT in accordance with its terms.

11.10 FNBO agrees not to use any information supplied by MERCHANT in the Purchasing Card Information which is required for acceptance of purchasing cards, in its decision as to whether to accept MERCHANT for processing. MERCHANT agrees to hold FNBO harmless from any and all claims relating to the collection, processing, dissemination, and use or misuse of the information contained in the Purchasing Card Information. MERCHANT acknowledges that the information from the Purchasing Card Information will be sent to MERCHANT's corporate customers who pay with a purchasing card. MERCHANT agrees that FNBO is not responsible for any actions or omissions of others regarding this information.

11.11 This AGREEMENT shall not become a binding AGREEMENT between the PARTIES until (i) it is signed by an authorized Agent of FNBO; and
          (ii) FNBO has received a negative response to its inquiry of the ASSOCIATIONS' programs designed to monitor merchants.

                           TERMINAL RENTAL AGREEMENT


If the first page of this AGREEMENT is executed by the PARTIES the following hereby applies. This Terminal Rental Agreement, ("RENTAL AGREEMENT"), by and between SPC, Inc. d/b/a First of Omaha Merchant Processing, a Nebraska Corporation ("SPC") and MERCHANT shall become effective on the date executed by a duly authorized representative of SPC.

1. SPC agrees to rent to MERCHANT and MERCHANT agrees to rent from SPC the equipment described in the attached POS Information form ("EQUIPMENT") for a term of three (3) years and shall automatically renew for additional one
     (1) year terms. Following the initial term either PARTY may terminate by providing 30 days written notice of termination to the PARTY.

2. MERCHANT agrees to pay SPC a monthly RENTAL FEE for the EQUIPMENT which will be debited monthly from the MERCHANT's DESIGNATED ACCOUNT established under the RENTAL AGREEMENT.

3. MERCHANT agrees to pay the fee set out in the POS Information per month as rental for the EQUIPMENT.

4. The PARTIES hereto agree to each of the terms and conditions forth herein and acknowledge that such provisions are binding upon each of them, their successors, heirs and assigns.

5. MERCHANT understands that a telephone jack and other equipment may be required for its phone system to be compatible with EQUIPMENT at MERCHANTS expenses.

6. Upon expiration of the rental of the EQUIPMENT, MERCHANT agrees to remove the EQUIPMENT from its locations and deliver it to SPC at MERCHANTS cost in the same condition as when the EQUIPMENT was installed, normal wear and tear excepted. The PARTIES agree that the EQUIPMENT is and will remain personal property of SPC.

7. MERCHANT hereby assumes the entire risk of loss, damage or destruction of the EQUIPMENT from any cause whatsoever during the term of the rental, until the delivery of the EQUIPMENT to SPC. In the event of damage to or loss of EQUIPMENT, MERCHANT shall at the option of SPC either repair EQUIPMENT at MERCHANT's expense or pay SPC the cost of replacing the same at the current replacement cost.

8. MERCHANT hereby grants to SPC the right, during normal business hours, to enter any location under MERCHANT's control for the purpose of inspecting, repairing, or replacing EQUIPMENT.

9. MERCHANT shall and does hereby agree to indemnify and hold SPC, its agents, employees, successors and assigns harmless from any and all liability, damages or loss (including attorney fees and costs) arising out of the ownership, selection, possession, leasing or renting, operation (regardless of where, how and by whom operated), control, use, condition (included but not limited to, latent and other defects, whether or not discoverable by
     SPC) maintenance, delivery and return of the EQUIPMENT. This indemnification and the obligations contained herein shall survive termination or expiration of RENTAL AGREEMENT.

10. MERCHANT shall keep EQUIPMENT insured against all risks for not less than replacement costs of EQUIPMENT, naming SPC as an additional insured as its interest may appear. All such insurance shall be in form and with companies acceptable to, and approved in writing by SPC.

11. In the event of termination of this rental, SPC shall have the right to enter onto MERCHANT's locations for the purpose of recovering EQUIPMENT.

12. MERCHANT is not authorized to make any alterations, repairs or changes including programming changes to EQUIPMENT. Any personal property attached to EQUIPMENT shall become part of the EQUIPMENT.

13. SPC has no liability whatsoever for any indirect, special or consequential damages, such as, but not limited to, loss of anticipated profits, or other economic loss in connection with any use of EQUIPMENT or services provided by SPC pursuant to this or any other agreement. SPC is not responsible for any loss or damages whatsoever sustained by MERCHANT arising as a result of any acts of God, strikes, flood, weather, shortages of parts or supplies or other events beyond its reasonable control.


14. SPC will provide maintenance service to EQUIPMENT during the term of the RENTAL. MERCHANT shall not allow any other person or entity to maintain or tamper with EQUIPMENT without the express written consent of SPC.


15. MERCHANT has examined EQUIPMENT and relies on no warranties or representations of SPC as to the quantity or nature of EQUIPMENT. SPC makes no warranty express or implied as to the merchantability or fitness for any particular purpose of EQUIPMENT.

16. Except as expressly provided herein, MERCHANT may not assign its rights or delegate its responsibilities under this RENTAL AGREEMENT without the prior written consent of SPC, which will not be unreasonably withheld.

17. This RENTAL AGREEMENT shall be governed by and construed in accordance with the laws of the State of Nebraska. The PARTIES further agree that in the event of any dispute regarding this RENTAL AGREEMENT, the courts of the State of Nebraska shall have and be vested with personal jurisdiction over the PARTIES to this RENTAL AGREEMENT.

18. No delay or failure by either PARTY to exercise any right under RENTAL AGREEMENT, and no partial or single exercise of that right, shall constitute a waiver of fact or any other right, unless expressly provided herein.

19. This RENTAL AGREEMENT constitutes the entire understandings of the PARTIES and supersedes all prior contracts, agreements and negotiations whether oral or written. This RENTAL AGREEMENT includes any and all Addenda and Exhibits attached and/or referenced hereto.

20. SPC shall not be responsible for the costs incurred by MERCHANT for negotiating or implementing this RENTAL AGREEMENT.

21. The obligations of all PARTIES hereto incurred prior to the effective date of termination of RENTAL AGREEMENT shall survive the termination of RENTAL AGREEMENT.

22. In the event that any portion of RENTAL AGREEMENT shall be held invalid or unenforceable for any reason, it is agreed that any invalidity or unenforceability shall not affect the remainder of the same and the remaining provisions shall remain full force and effect, and any court of competent jurisdiction may so modify any objectionable provision of the same so as to render it valid, reasonable and enforceable.

23. This RENTAL AGREEMENT may only be amended or modified by a subsequent written agreement by and between the PARTIES hereto.

24. MERCHANT hereby represents that the entering into of this RENTAL AGREEMENT has been duly authorized by MERCHANT and that this RENTAL AGREEMENT constitutes a legal, valid and binding obligation of MERCHANT, and is enforceable against MERCHANT in accordance with its terms.

                                   GUARANTEE

For value received, and in consideration of the mutual undertakings contained in this AGREEMENT, the undersigned, ("GUARANTOR"), being interested in the business and success of MERCHANT and to induce FNBO to enter into AGREEMENT, does hereby absolutely and unconditionally guarantee the full and faithful performance and prompt payment by MERCHANT of all its obligations to FNBO, together with all costs, expenses and attorney's fees incurred by FNBO in connection with any actions, inaction's, or defaults of MERCHANT. The liability of GUARANTOR shall not be effected by any settlement, modification, release, waiver, discharge or variation of terms of any obligation of MERCHANT, of GUARANTOR, or any other person or by any failure of FNBO to exercise or enforce any of its rights against MERCHANT. GUARANTOR hereby waives notice of acceptance of guarantee, notice of demand, prosecution of collection, all exemption and homestead laws and all setoffs and counterclaims. The GUARANTOR waives any right to require FNBO to proceed against other persons or MERCHANT or to require MERCHANT to comply with AGREEMENT. This is a guarantee of payment and not of collection. This is a continuing guarantee and shall remain in effect until one hundred-eighty (180) days after receipt by FNBO of written notice by GUARANTOR terminating or modifying the same. The GUARANTOR agrees to provide on FNBO's request financial statements and/or tax returns to verify ability to guarantee the MERCHANT's liabilities under AGREEMENT. The termination of AGREEMENT or guarantee shall not release GUARANTOR from liability with respect to any obligations incurred prior to the effective date of termination. No termination of guarantee shall be effected by the dissolution of GUARANTOR, by any change in legal status of GUARANTOR or any change in the relationship between MERCHANT and GUARANTOR. Guarantee shall bind and inure to the benefit of the personal representatives, heirs, administrators, successors and assigns of GUARANTOR and FNBO.

                                   THE RULES

                           CARD ACCEPTANCE PROCEDURES

1.      HONOR ALL CARDS
-----------------------

1.1 MERCHANT shall honor all CARDS issued by an ASSOCIATION when presented in accordance with these RULES for the purchase of goods or services by an authorized holder of CARD or in a request for credit following such a transaction.

1.2 MERCHANT shall not establish minimum or maximum SALE amounts as a condition for honoring CARDS.

1.3 MERCHANT shall not impose any surcharge on SALES. Any tax required to be collected by the MERCHANT must be included in the total transaction amount.

2.      SALES TRANSACTIONS
--------------------------

2.1 No SALE may be completed if cardholder (the duly authorized holder and user of CARD) fails to present his CARD to MERCHANT at time of SALE, except in the case of MAIL ORDER ("MO") or TELEPHONE ORDER ("TO") where permitted by FNBO.

2.2 MERCHANT must date each sales draft, resulting from the use of a CARD ("SALES DRAFT") with the transaction date and should include thereon a brief description of the merchandise and/or services sold and the price thereof (including any applicable taxes) in detail sufficient to identify the SALE.

2.3 MERCHANT MUST IMPRINT THE CARD, UNLESS SUCCESSFULLY READ BY A MAGNETIC STRIPE CARD READER/TERMINAL, with printer attached. Failure to obtain a signed and imprinted SALES DRAFT when a transaction is not captured by swiping through a magnetic stripe reader (this includes transactions that are key entered on such a terminal) will expose MERCHANT to a CHARGEBACK on such a transaction regardless of the authorization that may or may not be received.

2.4 MERCHANT shall require cardholder to sign the SALES DRAFT. The risk of CHARGEBACK or SALE dispute is far higher on a transaction when the CARD and the cardholder are not present at the SALE location at the time of the SALE.

2.5 Unless specifically permitted by FNBO, goods and services purchased must be delivered to cardholder at time of SALE.

2.6 MERCHANT shall not require cardholders to provide personal information (such as telephone number or address) as a condition for honoring a CARD SALE unless required by the RULES.

3.      SECURITY FEATURES
-------------------------

3.1 MERCHANT is required to examine one or more card security features prior to completing a SALE. In all cases, MERCHANT will complete a SALE only if the signature on the SALES DRAFT appears to be the same as the signature on the CARD, and the person presenting the CARD resembles the person depicted in the picture on the CARD, if any and that the appropriate VISA or MASTERCARD hologram is present on CARD. MERCHANT must also check the valid dates on the CARD to ensure that CARD is valid and has not expired.

3.2     Specific CARD Security features:

        A.      VISA
        ------------

                (1)    The "DOVE" hologram should appear to fly when tilted.

                (2) All VISA account numbers begin with a "4" and can be 13 or 16 digits long.

                (3) Check that the first four digits of the embossed account number matches the four digits printed above the account number of the CARD.

                (4)    Be sure the signature panel has not been tampered with.

          (5) The "V" to the right of the expiration date will be included with a second letter either "CV", "GV", "PV", or "BV". The "V" should be a special letter (a "Flying V", not a normal "V".)

     B.  MASTERCARD

          (1) The "World" hologram should appear as two separate spheres when tilted.

          (2) All MASTERCARD account numbers begin with "51" through "55" and are 16 digits long.

          (3)  Be sure that the signature panel has not been tampered with.

3.3 When the CARD is "Mag-stripe read" by an Electronic Cash Register ("ECR") or Electronic Draft Capture ("EDC") terminal, MERCHANT must check the CARD account number on the terminal (if displayed) against the account number embossed on the CARD or follow such other security check as is mandated by FNBO from time to time. If the CARD is read with a terminal that displays the CARD number and the receipt is printed, MERCHANT shall verify that the account number displayed on the terminal and the printed card numbers on the receipt match the embossed numbers on the face of the CARD. In the event that they do not match the SALE must not be completed. Failure to follow these checks and procedures will expose MERCHANT to chargebacks.

3.4 In the event that terminal is programmed to require MERCHANT to key the last four (or more) digits of each CARD used for a SALE, and the terminal indicates that the numbers keyed are not the same as those present on the card, the SALE must not be completed.

3.5 In order to protect the integrity of the ASSOCIATIONS' systems, FNBO reserves the right to hold funds settled by MERCHANT in the event of a breach of AGREEMENT, irregular SALES activity, or receipt of detrimental financial information.

4.   AUTHORIZATION

4.1 On all SALES, MERCHANT shall request an authorization for the total amount of the SALE and shall record the positive authorization response code on the SALES DRAFT prior to completing the SALE. If MERCHANT receives a negative authorization response, MERCHANT may not complete the SALE and may be requested to recover the CARD, if MERCHANT can do so by reasonable peaceful means. If MERCHANT does not recover the CARD, MERCHANT should notify VOICE AUTHORIZATION CENTER and ask for further instructions.

4.2 MERCHANT may not, after receiving a negative response or decline on an authorization attempt, split the SALE amount into multiple transactions in order to obtain a valid authorization for each one, so that the separate transactions total the original amount of the SALE.

4.3 In the event that an unsigned CARD is presented at the point of sale, MERCHANT must request that cardholder provide proof of identification and sign the card before completing the SALE. Identifying details of the identification provided must be placed on the SALES DRAFT unless prohibited by local law. In the event that the cardholder refuses to do so, the SALE must not be completed. If the SALE is completed, MERCHANT must write the account number and expiration date on the SALES DRAFT.

4.4 In any of the following cases, MERCHANT shall obtain authorization from the VOICE AUTHORIZATION CENTER designated or approved by FNBO before completing a SALES transaction:

     A. Paper MERCHANTS whose SALES exceeds MERCHANT's floor limit as established by FNBO, or amended from time to time;

     B.   An unsigned CARD is presented;

     C. MERCHANT believes the CARD may be counterfeit or stolen or that the SALE is in some other manner suspicious or unusual; in this situation MERCHANT should proceed only through voice authorization procedures and MERCHANT should state to the voice authorization clerk, "This is a Code 10" and await further instruction.

     D. In any other circumstances hereinafter established by FNBO or stated in the RULES and/or AGREEMENT.

4.5 If permitted in writing by FNBO, a retail store that accepts an infrequent telephone order transaction should authorize using the above authorization acceptance procedures. The floor limit for MO/TO authorization is zero. In such cases the authorization DOES NOT protect the MERCHANT from CHARGEBACKS where the cardholder disputes that the CARD use was authorized.

4.6 MERCHANT shall indicate to the authorization center the reason for the authorization request in any case except where the sole reason for the request is that the SALE exceeds the MERCHANT's floor limit.

4.7 When MERCHANT requests and receives a positive authorization code, MERCHANT shall enter such code onto the SALES DRAFT. In the event that a negative response is obtained, the MERCHANT shall not complete the SALE and shall, if instructed, attempt to pick up CARD (by reasonable and peaceful means) and if successful, inform FNBO of the fact.

5.    SALES DRAFT - DISTRIBUTION AND STORAGE OF INFORMATION

5.1 MERCHANT shall deliver to the cardholder at the time of a SALE a true and completed copy of the SALES DRAFT, or suitable receipt, evidencing a SALE involving use of CARD.

5.2 The following information must be included on the SALES DRAFT: CARD account number; MERCHANT's DBA name; MERCHANT's city and state; amount of SALE; SALE date and CARD expiration date.

5.3 MERCHANT shall not disclose a cardholder's account information or any other personal information to third parties other than to MERCHANT's agents for the purpose of completing the transaction or as specifically required by law or by the RULES.

5.4 MERCHANT shall store in a limited access area for at least one (1) year after the date of SALES all SALES DRAFTS and transaction records and MERCHANT shall make and retain for at least three (3) years the original or legible microfilm copies of both sides of all SALES DRAFTS and transaction records. Prior to discarding, MERCHANT shall destroy or make unreadable all material containing cardholder account numbers, card imprints such as SALES DRAFTS and credit vouchers, vehicle leasing agreements, and carbons.

6.    RECOVERY OF CARDS

6.1 MERCHANT shall use his best effort to recover any CARD, by reasonable and peaceful means, if:

      A. The account number thereon is listed on a Electronic Exception File;

      B. The printed four digits above the embossed account number do not match the first four digits of the account number (VISA);

      C. MERCHANT is advised to do so by the authorization center; or

      D. MERCHANT has reasonable grounds to believe such CARD is counterfeit, fraudulent, or stolen.

6.2 This obligation upon MERCHANT in no way authorizes a breach of the peace or any injury to persons or property, and MERCHANT will hold FNBO harmless from any claim arising from any injury to person or property or other breach of peace.

7.    MULTIPLE SALES AND SALES DRAFTS AND PARTIAL CONSIDERATION

7.1 Generally, all SALES accomplished at the same time should be included on one SALES DRAFT.

7.2 MERCHANT shall not effect a SALE when only part of the account due is included on the single SALES DRAFT except:

      A. When the balance of the amount due is paid by the cardholder at the time of the SALE in cash, by check with another CARD, or any combination thereof; or

      B. When the cardholder executes two separate SALES DRAFT in a delayed delivery transaction, whereby a deposit is made by completion of one SALES DRAFT and payment of the balance is tendered by completion of a second SALES DRAFT, conditioned upon delivery of merchandise or performance of services. If the total amount of both SALES DRAFTS exceeds the floor limit, authorization must be obtained.

7.3 The use of multiple different CARDS for one purchase is permissible as long as an individual SALE and SALES DRAFT is used for each CARD. The use of multiple SALES on one CARD for one purchase is not permitted (this is done to bring the value of each SALE below the authorization threshold of the CARD Issuer). In the event that this is done the SALE may be reversed.

8.   RETURNED MERCHANDISE AND ADJUSTMENTS

8.1 In the event that any merchandise, that was the subject of a SALE is accepted for return or any services terminated or canceled, or any price adjustment allowed by MERCHANT, the MERCHANT shall not make any cash refund to the cardholder, but shall deliver promptly to FNBO a credit voucher evidencing such refund or adjustments on the same CARD as the original SALE was processed. The refund or adjustment indicated on the credit voucher may not exceed the original SALE amount.

8.2 MERCHANT may limit its acceptance of returned merchandise or establish a policy to make price adjustments for any SALE provided proper disclosure is made and purchased goods and service are delivered to the cardholder at the time of the SALE.

8.3 Proper disclosure by MERCHANT shall only be determined to have been given at the time of the SALE if cardholder is present at the time of SALE and words such as "NO REFUND", "EXCHANGE ONLY", or "IN STORE CREDIT ONLY" are printed in large letters on all copies of the SALES DRAFT prior to obtaining the cardholder's signature on the SALES DRAFT. MERCHANT may stipulate other special circumstances or terms of the SALE on the SALES DRAFT.

8.4 For each credit or return transaction, MERCHANT must be able to provide FNBO with evidence of the original purchase if requested.

9.   CASH TRANSACTION

9.1 MERCHANT shall not receive any payments from a cardholder with respect to charges for merchandise or services which are included on the SALES DRAFT resulting from the use of a CARD, nor shall MERCHANT receive money from a cardholder and subsequently prepare a credit voucher for purpose of affecting a deposit to the cardholder's account.

9.2 Cash disbursement by MERCHANT to a cardholder is not permitted. MERCHANT shall not make any cash advance to an employee or principal of MERCHANT, or family member of the same, who is a cardholder.

9.3 MERCHANT will not accept SALES from cardholders related to the business where the primary purpose of the transaction is for the provision of working capital to said business and not the purchase of goods and/or services from the business.

10.  RECURRING TRANSACTIONS AND QUASI CASH TRANSACTIONS

10.1 MERCHANT will not accept recurring SALE transactions where the delivery, provision of or billing is performed on a periodic basis ("RECURRING TRANSACTIONS") without the express written consent of FNBO.

10.2 MERCHANT shall not accept SALES for processing that are classified as "Quasi-Cash Transactions" including, but not limited to, the sale of Casino Gaming chips, money orders, opening deposits on financial or other accounts, wire transfer money orders, or the issuance of Scrip.

10.3 No MERCHANT shall use accept a CARD or use a VISA and MASTERCARD processing terminal to issue "scrip" exchangeable for cash or products or services as a result of a SALE.

11.   PROMOTIONAL MATERIALS

11.1 MERCHANT will adequately display promotional materials provided by FNBO to inform the public that CARDS will be honored by MERCHANT.

11.2 All uses by MERCHANT of decals, signs, printed and broadcast materials and other promotional materials must be in conformity with the requirements of ASSOCIATIONS.

11.3 MERCHANT may use promotional materials only to indicate that CARDS are accepted for payment and shall not indicate, directly or indirectly, that MERCHANT has received endorsement of any goods or services other than the CARDS' services.

11.4 MERCHANT may not refer to the CARDS in stating eligibility for its products, services, or membership.

12.   RULES SPECIFIC TO CARDS OTHER THAN VISA AND MASTERCARD

12.1 In the event that AGREEMENT provides for the acceptance of CARDS other than VISA and MASTERCARD, the following regulations apply specifically to these CARDS in addition to the regulations set out above.

13.   SPECIFIC CARD REGULATIONS

13.1 MERCHANT is required to comply with the specific regulations as set out in its agreements with ASSOCIATIONS other than VISA and/or MASTERCARD with regard to the acceptance of cards issued by such ASSOCIATIONS.

                                  CHARGEBACKS

14.   GENERAL

14.1 MERCHANT has agreed to pay FNBO for each CHARGEBACK and any ASSOCIATION fees, fines or charges imposed on MERCHANT or FNBO associated therewith. Such reimbursement will be accomplished by the debit of the sum(s) involved from the MERCHANT's DEPOSITORY ACCOUNT.

14.2 Failure to comply with the RULES will reduce FNBO's ability to reverse CHARGEBACKS and increase the likelihood of MERCHANT receiving a CHARGEBACK.

14.3 MERCHANT may be subject to a CHARGEBACK on SALES for a minimum period of 180 days from the date the SALE was entered into the ASSOCIATION's processing system.

14.4 FNBO agrees to mail all CHARGEBACK documentation to MERCHANT promptly to MERCHANT's address shown on CONTRACT. MERCHANT agrees to respond promptly to all CHARGEBACKS. If FNBO elects, at its discretion, to take action on CHARGEBACKS after the MASTERCARD or VISA time limits have expired, such action shall be done at additional cost.

14.5 MERCHANT agrees that it will not re-deposit SALES that have been previously charged back and not represented. This restriction applies whether or not the cardholder consents to such activity.

15.   CHARGEBACK REASONS

15.1 The summary of reasons for CHARGEBACKS includes, but is not limited to, an invalid CARD account number submitted by MERCHANT, or any one of the following cardholder complaints:

      A. Neither the cardholder nor a person authorized by the cardholder received the goods or services requested;

      B.  The cardholder received the good or services but disputes the quality;

      C. The cardholder never received credit for a returned item or a canceled order;

      D.  The cardholder was charged incorrectly;

      E. The amount of the SALE exceeded the Floor Limit and authorization was not requested and obtained, or was denied;

      F.  The SALE was authorized but not for the correct amount;

      G.  The authorization code provided is invalid;

      H. The CARD was expired at the time of the SALE or had not reached its effective date;

      I. The SALES DRAFT was not signed. An exception will be made for Mail Order and Telephone Order SALES where authorized;

      J.  The CARD issuer has information that a MERCHANT fraud has occurred;

      K. The CARD account number and the amount of SALE is missing from SALES DRAFT or is illegible;

      L. The SALES DRAFT bears the imprint of a CARD which to MASTERCARD or VISA, is a counterfeit CARD, as defined in their regulations, but which is not embossed in accordance with the standards set forth in the VISA and MASTERCARD regulations and the SALE was not authorized.

16.   CHARGEBACK MONITORING PROGRAMS

16.1 In the event that MERCHANT exceeds a one (1) percent CHARGEBACK to interchange ratio in two months out of three for Consumer Dispute CHARGEBACKS ("CDCS") or a two and three-quarters (2.75) percent CHARGEBACK to interchange ratio for all incoming chargebacks, MERCHANT will be defined as a "REVIEW-MERCHANT". On notification of Review Merchant status MERCHANT will supply FNBO with a business plan as to how to reduce the amount of CDCs in the event that MERCHANT is unable to reduce CDCs below one (1) percent within 120 days and maintain them at that level for a six (6) month probationary period FNBO or VISA may terminate MERCHANT's agreement to process SALES. In this event MERCHANT will pay FNBO for any fine or charge levied on FNBO or MERCHANT as a result of such classification or notification. The parameters of this section may be amended from time to time as a result of action by ASSOCIATIONS.

17.   OTHER ASSOCIATION MONITORING PROGRAMS

17.1 In the event that MERCHANT is identified by certain ASSOCIATION monitoring programs, the ability FNBO to reverse CHARGEBACKS can be severely restricted.

17.2 Under normal procedures, if a MERCHANT is able to show that it complied with the CARD ACCEPTANCE PROCEDURES by producing evidence (a SALES DRAFT) that the CARD was present at the time of SALE and that the evidence bears the signature of the cardholder, MERCHANT may not be liable for a SALE that was made with a Lost, Stolen or Counterfeit CARD.

17.3 Certain Monitoring Programs review the number of Lost, Stolen and Counterfeit CARDS accepted by MERCHANT in its normal course of business as well as the percentage of CARDS used for SALES that were not read electronically by terminals or ECRs. The purpose of these Programs is to reduce the use of Lost, Stolen and Counterfeit CARDS.

17.4 In the event that MERCHANT is identified under these PROGRAMS as exceeding the acceptable threshold value of such CARDS, MERCHANT may become liable for CHARGEBACKS and SALES on Lost, Stolen, or Counterfeit CARDS regardless of the CARD ACCEPTANCE PROCEDURES followed, and AGREEMENT may be terminated on notice by FNBO.

                          UNIQUE BUSINESS REQUIREMENTS

18.   MAIL ORDER AND TELEPHONE ORDER MERCHANTS

18.1 MERCHANTS may not accept MO/TO SALES unless AGREEMENT specifically refers to MO/TO SALES in the description of BUSINESS. If this is not the case, MERCHANT should contact FNBO if they wish to accept MO/TO SALES and provide descriptions of product types and marketing methods. FNBO reserves the right to refuse MERCHANT permission to accept MO/TO SALES.

18.2 In the event that MERCHANT is specifically authorized to accept MO/TO SALES by FNBO, no SALE shall be submitted for processing with FNBO prior to shipping of the product purchased to the cardholder, unless specifically authorized in AGREEMENT.

18.3 MO/TO SALES do not require that the cardholder's signature be on the SALES DRAFT. MERCHANT is required to obtain the Valid Dates for each CARD used for a SALE. The Expiration Date must be submitted as part of the Authorization Inquiry.

18.4 In the event that MERCHANT supplies goods and/or services under a Pre-Authorized Order, it shall not charge a cardholder for goods after receiving notice from a cardholder that that the authorization is canceled. In the absence of such data, the following substitute data shall be inserted: for VISA "1111" and MASTERCARD "1099".

18.5 The receipt of a valid Authorization does not protect MERCHANT from CHARGEBACKS on SALES for the Unauthorized Purchaser reason code. The supply of shipping documents indicating the address the goods were shipped to and a signature of an individual (even cardholder) will not normally be sufficient to reverse an Unauthorized Purchaser reason code.

18.6 MO/TO MERCHANTS are encouraged to investigate the CHARGEBACK protection attributes of the various Address Verification Services available from the ASSOCIATIONS.

19.  VEHICLE RENTAL AUTHORIZATION PROCEDURES

19.1 A special authorization procedure is available for the use of the MERCHANT if MERCHANT estimates the transaction amount based upon cardholder's intended rental length at time of rental, the applicable rental rate, tax, and/or mileage rates. Such estimated transaction amount shall not include ancillary charges representing amounts to cover potential vehicle damages or insurance deductibles when cardholder waives insurance at time of rental.

19.2 MERCHANT shall record on the SALES DRAFT the date, amount, and all authorization approvals obtained.

19.3 MERCHANT shall disclose such amount authorized to cardholder at the time of rental.

19.4 Subsequent Authorization:

     A. If no authorization was obtained at time of rental and MERCHANT, based upon cardholder's actual charges later estimates the transaction amount will exceed the applicable floor limit, MERCHANT may obtain an authorization approval code for the new estimated amount.

     B. MERCHANT may obtain authorization for additional amounts (not cumulative of previous amounts) at any time on or between the vehicle rental check-out date and check-in date, as necessary. MERCHANT may not seek authorization for, nor charge to cardholder charges for traffic violations, parking tickets, or other related items. Additional authorization is not necessary if the sales transaction does not exceed the applicable floor limit or 115 percent of the sum of the authorized amounts.

20.  PAPER PROCESSING MERCHANTS

20.1 Paper Processing MERCHANTS shall authorize by using the established Floor Limits. Any MERCHANT that wishes to accept a sales transaction under the established Floor Limits, and which is not authorized, is liable for the resulting CHARGEBACKS from those CARD numbers listed on the Electronic Exception File.

20.2 In the case of a MERCHANT depositing paper drafts, such drafts shall be deposited with FNBO within five (5) days of the transaction or SALE date.

21.  EXPRESS PAYMENT SERVICES ("EPS/QPS")

21.1 Any "Fast Food", motion picture theater, or parking lot merchant that wishes to participate in the VISA or MASTERCARD EPS/QPS program must first be in possession of a signed EPS/QPS Addendum with FNBO.

21.2 This Addendum must be in place prior to the offering of the program.

22.  LODGING MERCHANTS

22.1 Hotel Management Companies are responsible for all CHARGEBACKS and FEES for hotels managed at the time of the SALE.

22.2 VISA Hotel Services: Any MERCHANT that participates or wishes to participate in any of the VISA Hotel Services (the "Services"), namely the Advanced Lodging Deposit Service, the Priority Check Out Service, or the Cash Disbursement Service must be in possession of a current VISA Hotel Service addendum to their AGREEMENT. This Addendum covers all the contractual and operational requirements to implement the Services and must be in place before the offering of the Services by MERCHANT to cardholders.

22.3 VISA Reservation Service: Any MERCHANT which accepts CARDS to guarantee reservations must do so in accordance with the following requirements:

      A.    MERCHANT must accept all VISA CARDS.

      B. MERCHANT must inform the cardholder that accommodations will be held until check out time the following day unless canceled by 6:00 pm MERCHANT's time, on the scheduled arrival date. If a MERCHANT requires a cancellation time prior to 6:00 pm MERCHANT's time, on the scheduled arrival date, the cancellation date and time may vary but must not exceed 72 hours prior to the scheduled arrival date and the cardholder must be informed of this time when making the reservation. If, in such a situation, a reservation is made within 72 hours of scheduled arrival, the cancellation time of 6:00 pm MERCHANT's time on the scheduled arrival date applies.

      C. MERCHANT will obtain the cardholder's account number, expiration date, and name embossed on the CARD. MERCHANT must confirm this information by reciting it back to the cardholder. Advise the cardholder that if he has not checked in by checkout time the following day after his scheduled arrival date and the reservation was not properly canceled, the cardholder will be billed for one night's lodging plus applicable taxes.

      D. MERCHANT must quote to cardholder the following information: i) rate of reserved accommodation; ii) MERCHANT name and address; and iii) Confirmation Code (advising that it be retained). If requested, the MERCHANT will provide the above information in written form along with the provisions of the VISA reservation services relating to the cardholder's obligations related to the accommodation reserved.

      E. If cardholder complies with the cancellation procedures above, MERCHANT must accept all cancellation requests and provide cardholder with a cancellation code and advise that it must be retained in order to protect cardholder's rights in case of dispute. If requested, MERCHANT must provide cardholder with written confirmation of all this information including the CARD information.

      F. If cardholder does not claim accommodation that has been reserved under these procedures or canceled prior to the specified cancellation time, the room(s) must be held available in accordance with the reservation. If the cardholder does not cancel the reservation or check in within the prescribed time, MERCHANT will deposit a SALES DRAFT for one night's lodging plus applicable tax, indicating the cardholder's account number, expiration date, and name embossed on the CARD and the words "NO SHOW" on the cardholder signature line. MERCHANT should then follow the required authorization procedures for hotel transactions.

      G. If accommodations that were guaranteed under this service are unavailable, MERCHANT must provide cardholder with: i) at least comparable accommodations for one night at another establishment;
            ii) provide transportation to the location of the alternative establishment; and iii) if requested, provide cardholder with a three (3) minute telephone call and forward all messages and calls to the location of the alternate establishment. These services shall be provided at no cost to cardholder.

      H. If a CHARGEBACK occurs and involves a dispute between the Lodging MERCHANT and the cardholder over cancellation of reservations or advance deposits, FNBO may request resolution of the dispute by VISA or MASTERCARD. If the dispute is resolved successfully, FNBO will charge the MERCHANT, and the MERCHANT agrees to pay FNBO a "Resolution Fee."

23.   PRE-AUTHORIZED HEALTH CARE TRANSACTIONS

23.1 Any MERCHANT that participates in the VISA Pre-authorized Health Care Program must be in possession of a current Addendum for this program.

23.2 This Addendum must be in place prior to the offering of the Program by MERCHANT.

24.   VISA SUPERMARKET PROGRAM

24.1 Any MERCHANT that wishes to participate in the VISA Supermarket Incentives Program must be in possession of the FNBO current addendum for this program.

24.2 This addendum must be in place prior to the offering of the Program by MERCHANT.

25.   ELECTRON CARD PROGRAM

25.1 At its option, a MERCHANT may accept Electron Cards. If a MERCHANT chooses to accept Electron Cards, it must accept all Electron Cards when properly presented. In addition, the MERCHANT must:

      A.    Display the Electron symbol;

      B.    Obtain authorization;

      C. Use a Point of Transaction Terminal for authorization and data capture; such Point of Transaction device must print a receipt;

      D. Accept Electron Cards only for "face to face" transactions in which both the CARD and cardholder are present; and

      E. Process all transaction resulting from CARDS bearing an Electron symbol as Electron transactions and be subject to all VISA International Operating Regulations governing the Electron Program.



                            OPERATIONAL REQUIREMENTS


26.   MERCHANT NAME AND ADDRESS

26.1 All forms submitted to FNBO must bear both the corporate and "Doing Business As" ("DBA") name.

26.2 FNBO expects to sign all corporate entities with the signature of a corporate officer.

26.3  MERCHANT will inform FNBO immediately of any change in:

      A.    Corporate or "DBA" name and location address

      B.    The information contained on MERCHANT's imprinter plates

27.   IMPRINTERS

27.1 All MERCHANTS must be in possession of a working imprinter, supply of blank sales drafts and an accurate imprinter plate showing their DBA name, city, state, and FNBO merchant number. In the event that MERCHANT is not in possession of the above equipment, MERCHANT must contact FNBO to obtain such equipment.

27.2 Failure to be in possession of the equipment and supplies listed above will seriously increase MERCHANT's liability for CHARGEBACKS where transactions cannot be mag-stripe read by a terminal and, as a result, are key entered and a signed imprinted SALES DRAFT not completed.

28.   INCORPORATION

28.1 FNBO and MERCHANT are parties to an agreement for the processing of SALES ("AGREEMENT") into which these RULES (as amended from time to time) have been incorporated by reference. The capitalized terms in AGREEMENT will have the same meaning in RULES.

29.   USE OF NON-FNBO TERMINALS AND/OR SOFTWARE

29.1 If MERCHANT elects to use the terminal of AMEX or Discover or other third party providers of software (such as a POS or Accounting System Vendors) to capture and transmit VISA and MASTERCARD SALES to FNBO, MERCHANT assumes full responsibility and liability for third party providers failure to comply with the RULES. The third party provider is the source for information regarding authorizations and CHARGEBACKS that may be needed by FNBO. Certain CHARGEBACKS require authorization information to reverse. MERCHANT is responsible to obtain this information from third party provider. FNBO is not liable for SALES that were not received by it.

30.     COMMUNICATION VENDORS

30.1 MERCHANT understands that in the event FNBO terminals are used by MERCHANT, the communications vendor is not responsible for losses arising from the transactions processed using the vendor's service.

31.     EFFECT OF TERMINATION OF PROCESSING AGREEMENT

31.1 In the event that AGREEMENT is terminated by FNBO for cause, FNBO is required by ASSOCIATIONS to file the name and address of MERCHANT and MERCHANT's principals on the "Combined Terminated Merchant File."

31.2 In the event that AGREEMENT is terminated for cause and MERCHANT is obligated to MERCHANT for sums due and the principals of MERCHANT are liable for such debts, a negative credit report may be submitted to a credit reporting agency.

32.     MEMBER SERVICE PROVIDER SERVICES

32.1 If MERCHANT is using a Member Service Provider's terminal, (i.e. dial terminal or equivalent sales capture device), and the Member Service Provider is providing the customer service, then such Member Service Provider is a separate entity and is not an agent of FNBO.

32.2 MERCHANT agrees that FNBO's obligation to pay MERCHANT for SALES captured by use of non-FNBO terminals is limited to the amount, less DISCOUNT, received by FNBO from the Member Service Provider.

32.3 Any problems or complaints regarding such should be reported in writing to Member Service Provider Coordinator, First National Bank of Omaha, P.O. Box 3190 Omaha, Nebraska 68102-0190.

32.4 MERCHANT shall understand the AGREEMENT is between FNBO and MERCHANT. Issues involving Member Service Provider shall be dealt with independent of FNBO. In the event that issues are unresolved and relate to services provided under the AGREEMENT, FNBO should be notified. Failure to pay FNBO due to issues with Member Service Provider is not permitted.

33.     SUBMISSION OF ALL SALES

33.1 In order to ensure that there is no duplicate processing of SALES by multiple processors, MERCHANT agrees to submit all SALES from the BUSINESS originating within the United States of America to FNBO under AGREEMENT.

33.2    Subsequent Amendments to these RULES:

        A. The AGREEMENT provides that MERCHANT will comply with the terms of RULES as if they were specific terms of AGREEMENT set out therein. Due to changes in the processing industry and the requirements of the ASSOCIATIONS and FNBO, the RULES are amended from time to time and amendments to these RULES are distributed to MERCHANT at the address currently on record for the distribution of statements.

        B. Submission of SALES at any time after seven (7) days from the date of distribution of RULES to MERCHANT's Address for processing statements, shall be evidence that MERCHANT has received the amended RULES and has agreed to abide by them.

34.     MERCHANT STATEMENTS

34.1 MERCHANT will receive periodic statements reflecting activity on its account. MERCHANT agrees to examine and reconcile its MERCHANT statement and notify FNBO of any error or discrepancy. Unless MERCHANT provides written notice to FNBO of any error or discrepancy within ninety (90) days of the statement date, the statement shall be deemed correct for all purposes and FNBO shall not be liable for any error or discrepancy reflected thereon. No legal proceedings or action may thereafter be brought against FNBO to recover for any error or discrepancy.

        FIRST AMENDMENT TO THE MERCHANT TRANSACTION PROCESSING AGREEMENT


THIS Amendment ("AMENDMENT"), by and between FIRST NATIONAL BANK OF OMAHA ("FNBO"), a national banking association with principal offices at One First National Center, Omaha, Nebraska, and CyberGold, Inc., ("MERCHANT"), a California corporation with offices at 2921 Adeline St., Berkeley, Calif. 94703, shall become effective on the date executed by a duly authorized representative of FNBO. FNBO and MERCHANT shall be collectively known hereafter as the "PARTIES."

WHEREAS, FNBO and MERCHANT are parties to a Merchant Transaction Processing Agreement, ("AGREEMENT"), of certain date under which FNBO provides processing and other services regarding credit card sales transactions, ("SALES"), subject to the terms and conditions more fully set out in AGREEMENT.

WHEREAS MERCHANT desires to have FNBO participate in the Pilot test ("PILOT") of Visa card usage by MERCHANT for payments to MERCHANT's customers residing in the United States for viewing commercial messages transmitted over the Internet and for related activities as described in MERCHANT's program ("PROGRAM") which is attached as Exhibit 1 to this AMENDMENT, and incorporated herein by this reference.

1.      GENERAL:
----------------

1.1 Capitalized terms which are not defined herein shall have the same meaning as when defined in the AGREEMENT.

1.2 MERCHANT agrees to operate in accordance with Exhibit 1 which describes the procedures used for the PROGRAM. If any deviation is made to the PROGRAM, MERCHANT must notify FNBO in writing at least sixty (60) days before the implementation to ensure that the change does not materially change any Visa procedure.

1.3 MERCHANT understands that special conditions will apply to the PILOT including the processing arrangements necessary to avoid VisaNet and Visa issuers systems changes.

1.4 MERCHANT agrees that the PILOT will include the following products: Visa Check Card and Visa Credit Card. All Visa commercial cards and all non-U.S. Visa products will be excluded.

1.5 MERCHANT shall use the personal data provided by the cardholder during the registration process only for the purpose of providing the PROGRAM. MERCHANT shall obtain the cardholder's consent for any other disclosures of cardholder data.

1.6     MERCHANT agrees to comply with all applicable laws and regulations.

2.      PAYMENT OF SUMS DUE:
----------------------------

2.1 MERCHANT shall deposit transactions with FNBO on a daily basis. MERCHANT agrees that under no conditions will transactions be created more than thirty (30) days after the initial cardholder's use in a given period; nor will such transactions pass through VisaNet more than thirty-five (35) days after the initial cardholder's use in a given period.

2.2 MERCHANT and FNBO shall establish one (1) designated account, ("DESIGNATED ACCOUNTS"), for the credit and debit of sums between the PARTIES. MERCHANT agrees to maintain a minimum amount of ________ in each account and if the total amount in any account becomes less than this sum, FNBO may debit another account or MERCHANT may deposit funds so that the balance required by FNBO is maintained. If this AGREEMENT is terminated for any reason, MERCHANT agrees to maintain these accounts for a period of six (6) months in order to secure the obligation of MERCHANT hereunder unless otherwise agreed in writing by the PARTIES.

2.3 MERCHANT agrees to pay FNBO the FEES set out in Exhibit 2, attached hereto and incorporated herein by this reference. FNBO shall deduct FEES from incoming transactions or debit the same from MERCHANT's DESIGNATED ACCOUNT.

2.4 During the PILOT, MERCHANT shall (i) create a separate transaction for any individual payment of twenty dollars ($20.00) or more and (ii) be allowed to aggregate small value transactions until either twenty dollars ($20.00) has been accumulated or thirty (30) days have passed since the initial cardholder's use in a given period. When the dollar amount or time limit has been reached, MERCHANT will create a transaction for deposit with FNBO.

2.5 MERCHANT agrees that no one cardholder shall receive more than one hundred dollars ($100.00) per month in one Visa account during the PILOT, in order to control fraud.

2.6 MERCHANT shall offer Visa cardholders a transfer of money into their accounts. MERCHANT shall not accept Visa cards for purchases or allow transfers from cardholders' accounts.

2.7 MERCHANT understands that credit card issuers may apply the credit to the outstanding balance and MERCHANT shall offer only to transfer money into the account and not to the cardholder. MERCHANT must make appropriate disclosures to the cardholders.

2.8 If an Issuer returns a transaction to FNBO, MERCHANT is liable for any cost and must resolve the disposition of the transactions directly with its customers.

2.9 MERCHANT agrees that it is liable for all FEES, costs, fines, penalties, charges, and or any administrative or legal fees and costs associated with the PROGRAM or the PILOT.

3.   TERM AND TERMINATION:

3.1 The PILOT shall commence on such date as the PARTIES agree upon in writing and will terminate after twelve(12) full months of operation unless terminated sooner in accordance with this AGREEMENT. At the end of PILOT, FNBO will review the results to determine whether to allow the PROGRAM to continue. FNBO has no obligation to continue the PROGRAM.

3.2  FNBO may terminate this PILOT on thirty (30) days notice.

3.3 MERCHANT understands that Visa may terminate this PILOT on thirty (30) days notice in the event Visa determines, in its sole discretion, that cardholder disputes and service events occur with greater than acceptable frequency. If the PILOT is terminated by Visa, FNBO is not obligated to continue with the PILOT.

3.4  [***]*

4.   OPERATING CONSIDERATIONS:

4.1 MERCHANT agrees to monitor performance and provide volume statistics for such things as customer service visits to the MERCHANT web site and telephone calls to the 800 number customer service desk.

4.2 MERCHANT shall use the best industry practices for the security of its procedures and the interface with the Visa system. This includes but is not limited to the registration process, protection of MERCHANT transactions on the Internet, and database protection. MERCHANT must use a separate procedure from the standard MERCHANT Internet registration process to obtain the cardholder's account number and expiration date in order to protect the Visa account number. MERCHANT shall have this procedure approved by Visa. MERCHANT shall use the best industry practices to protect the database of Visa account numbers from both internal and external compromise. MERCHANT agrees that all appropriate industry and account procedure controls will be in place at all times.

4.3 MERCHANT may use the VisaNet authorization system or Visa's address verification service without additional cost.

4.4 MERCHANT must inform cardholders in a conspicuous manner that all disputes are to be resolved by MERCHANT, either through its web site or toll-free number, and not by the issuer.

4.5 MERCHANT shall monitor activity by Visa cardholders and report the results to FNBO on a monthly basis, including but not limited to, customer service hits on the Internet site and 1(800) service calls.

4.6 MERCHANT agrees to use its best efforts to implement the Secure Electronic Transactions ("SET") procedures on the Internet in a timely manner once they are available for general use.

4.7 MERCHANT agrees to establish a hyperlink to a Visa site to assist Visa, U.S.A., in downline loading software to first time Visa cardholders who are registering for PROGRAM and who do not have a digital signature.

4.8 MERCHANT agrees to work with Visa, U.S.A., in defining appropriate procedures and make its best effort to assist Visa in the registration process for Internet merchants.

------------

* - Confidential Treatment Requested. Confidential portion has been filed with the Securities and Exchange Commission.

4.9 MERCHANT will supply Visa, U.S.A., with a copy of its registration template so that Visa U.S.A. may evaluate the overlap between SET cardholder registration data requirements and MERCHANT's registration data requirements.

5.   OTHER CONSIDERATIONS:

5.1 MERCHANT agrees that all marketing information, including but not limited to press or news releases dealing with AGREEMENT or the PROGRAM must be approved by FNBO prior to the release of any such information.

5.2 Under normal business conditions, MERCHANT will be able to inform the public that it accepts the agreed-upon Visa products. MERCHANT agrees that no expressed or implied endorsement by Visa or FNBO of MERCHANT or its PROGRAM can be claimed or implied. Nothing in this AGREEMENT grants MERCHANT the right to use the Visa marks without the express written consent of Visa, U.S.A. Nothing in this AGREEMENT grants MERCHANT the right to use the FNBO trademarks without the express written consent of FNBO. Upon termination of this AGREEMENT, MERCHANT shall immediately cease use of all Visa or FNBO marks.

5.3 This AMENDMENT and AGREEMENT constitutes the entire understandings of the PARTIES and supersedes all prior contracts, agreements, and negotiations between the PARTIES whether verbal or written, as to the matter contained herein.

IN WITNESS WHEREOF, the PARTIES hereto have caused this AGREEMENT to be executed by their duly authorized officers, effective as of the date executed by FNBO.

First National Bank of Omaha               CyberGold Inc.


By: /s/ First National Bank of Omaha       By: /s/ A. NATHANIEL GOLDHABER
   -------------------------------------       ---------------------------------
Print Name: First National Bank of Omaha   Print Name: A. NATHANIEL GOLDHABER
           -----------------------------               -------------------------
Title: Executive Vice President            Title:  President
      ----------------------------------          ------------------------------
Date:  July 21, 1997
     -----------------------------------

                                   EXHIBIT 1

                            The PROGRAM description


--------------------------------------------------------------------------------
                             THE CYBERGOLD PROGRAM
--------------------------------------------------------------------------------


     CyberGold is an Internet direct marketing product that allows advertisers to draw consumers to their content by paying them directly for their active attention on the Internet.

     CyberGold can offer Visa cardholders a bonus - the opportunity to earn cash on the Internet, transfer it to their Visa card and spend it.

                       THE CONSUMER CYBERGOLD EXPERIENCE

     1) Consumers are alerted to a CyberGold reward opportunity by seeing a CyberGold coin symbol; initially only on another Internet site and eventually on our CyberGold site where consumers will go to view ads presented to them based on their demographic profiles as well. The coins direct consumers' attention to the advertisers content/message.

     2) Consumers read and then demonstrate their understanding of the advertiser's message by completing an attention test and interacting with content/message. This could include their answering questions on the content, playing an interactive game or completing a survey. They could also receive an instant rebate for buying on-line. On successful completion they are eligible to receive their reward.

     3) First time users of the system are directed to the CyberGold Web site (if they're not already there) to register. They choose a login name and password. They then enter identity information including their name, email and home address and phone number. Once this step is complete, their CyberGold reward is automatically deposited in their CyberGold account.

     4) Once consumers have registered, they have access to their CyberGold account on the CyberGold site through their login name and password. Their account aggregates payments from multiple advertisers and opportunities. Consumers can get item-level details of all CyberGold transactions at the CyberGold site.

     5) Consumers can transfer monies from their CyberGold account; today to their bank account, into a CyberCash wallet or donate to charity. Tomorrow they will be able to transfer to their Visa account.

                            CYBERGOLD/VISA TRANSFERS

     o Transactions between CyberGold and Visa will be transmitted through a secure channel that will meet 100% of Visa's requirements.

     o Consumers can be given the option of entering their Visa account number every time they request a transfer or leaving it "in Trust" with CyberGold in which event it will be secured as bank account numbers and passwords are currently secured.

o Consumers can be limited to crediting their Visa account either by a minimum dollar amount or time frame or both as selected by Visa; for example, once per month or with a $20 minimum.


                                    SECURITY

o All financial transactions between the consumer and CyberGold are encrypted using SSL and DES technology.

o CyberGold's financial databases are protected through triple firewalls, Sybase stored procedure database security and encoded account numbers.

o All reports, printed or electronic, have sensitive information removed automatically before they are created.

o The Databases are physically secure in a locked facility with 24 hour security.

o All backup tapes are subject to the same security applicable to computers containing the information.

o     All financial transactions are separately logged and tracked.



                               SYSTEM PERFORMANCE:

o High volume: The system is architected to handle 300 transactions per second with an essentially unlimited number of user accounts. CyberGold is projected to handle $4 million in payments in 1997, over $20 million in 1998 and over $100 million by the year 2000.

o Scalability: CyberGold currently features multiple, redundant high performance UNIX servers for handling transactions. The architecture is fully scaleable - performance can be ramped up merely by adding additional hardware.


                          CUSTOMER SERVICE AND AUDITS

o Customer service: Consumers can contact CyberGold 24 hours a day through CyberGold's on line Customer Service System which is based on Lotus Notes. Credits to cardmember's accounts list www.cybergold.com as the merchant to remind consumers to contact CyberGold's web site where they will be able to review item-level detail to determine for themselves the state of their account and the amount of the Visa transfer. All account inquires are handled through CyberGold's centralized customer service database.

o     Auditing: Auditing procedures are reviewed by Arthur Andersen & Co.

                                   EXHIBIT 2

                                      FEES


MERCHANT agrees to pay FNBO the following:

1.   DISCOUNT Rate:                        [***]* % + $[***]*  per item.

2.   Monthly Minimum fee:                  $[***]* for first two months
     (begins when FNBO receives first      $[***]* for next two months
     transaction from MERCHANT)            $[***]* for next two months
                                           $[***]* for next two months
                                           $[***]* for next two months
                                           $[***]* per month thereafter

3.   Service/Programming fee:              $[***]*, one time fee

4.   Chargeback fee:                       $[***]* per chargeback

5.   Rejected Item fee:                    $[***]* per rejected item at Visa

6.   Retrieval fee:                        $[***]* per ticket retrieval request


-------------
     * Confidential Treatment Requested. Confidential portion has been filed with the Securities and Exchange Commission.